UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2023, PaxMedica, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), which provides for the Company issuing to the Investor a secured, 18-month, interest free convertible promissory note in the principal amount of $3,680,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 800,000 shares of common stock of the Company. The transaction closed on February 6, 2023. In connection with the issuance of the Note and the Warrant, the Company paid a $112,000 commitment fee to the Investor. The proceeds from the sale of the Note and Warrant are for general working capital.

Commencing August 6, 2023, the Company shall pay the outstanding principal amount of the Note in twelve consecutive monthly payments of $306,666.66 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company at a price (the “Repayment Share Price”) based on 90% of the 5 lowest VWAPs during the 20 days prior to the payment date, or a combination of cash and stock. The shares issued as monthly payments must either be eligible for immediate resale under Rule 144 or be registered. Any portion of a monthly payment being made in cash shall include a premium of 5% of such cash amount.

In connection with the issuance of the Note, the Company granted the Investor a first priority security interest and lien upon all of its assets pursuant to the Security Agreement dated as February 6, 2023, by and between the Company and the Investor (the “Security Agreement”).

Following the date that is 60 days following the date that the registration statement has been declared effective (as discussed in more detail below), the Company may repay all, but not less than all, of the outstanding principal amount, provided that any such repayment shall include a premium of 5% of the outstanding principal amount of the Note, and the Investor shall have the right to convert up to one-third of the outstanding principal amount of the Note at the conversion price (as described below).

The Purchase Agreement contains a restriction whereby there cannot, under any circumstances, be more than 2,405,914 shares of common stock of the Company issued under the Note and the Warrant combined without first receiving shareholder approval to issue more than 2,405,914 shares of common stock of the Company thereunder.

The Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than 90 days from February 2, 2023, covering the resale of all of the shares of common stock of the Company issuable to the Investor pursuant to the Note and the Warrant. The Company also agreed to hold a shareholder meeting no later 90 days from February 2, 2023 to obtain shareholder approval to issue in excess of 2,405,914 shares under the Note and Warrant in accordance with Nasdaq Listing Rule 5635(a). In addition, pursuant to the terms of the Purchase Agreement, the Investor has the right to participate in all future equity offerings (a “Subsequent Financing”) equal to 10% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing until February 6, 2024, subject to certain exceptions.

The Note is convertible into shares of common stock of the Company by the Investor at any time, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the Note is equal to $3.50, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price.

If there is a change of control of the Company, the Investor has the right to require the Company to prepay the outstanding principal amount of the Note, plus a 5% premium. A change of control includes a change in the composition of the Board of Directors of the Company, a shareholder having beneficial ownership of more than 40% or the sale or other disposition of the Company of all or substantially all of the assets.

The Note contains certain negative covenants, including restricting the Company from certain distributions, loans, issuance or future priced securities and sale of assets.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable at a default interest rate of 110% of the then outstanding principal amount of the Note. Events of default include, but are not limited to, a default in the payment of the Principal Amount or any accrued and unpaid interest under the Note, failure to observe or perform any other covenant, condition or agreement contained in the Note or any transaction documents, a change of control, a default in any indebtedness in excess of $250,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after August 7, 2023 the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $10 million for 10 days. Upon an event of default, the Investor can demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

The Warrant entitles the Investor to purchase up to 800,000 shares of common stock of the Company until February 6, 2027 at an exercise price of $3.25 per share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market. The Warrant also provides for cashless exercise.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant and the Security Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant and the Security Agreement, copies of which were attached as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above with respect to the Note is incorporated by reference into this Item 2.03.

Item 3.01.	Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Note and Warrant were, and, upon conversion of the Note and exercise of the Warrant to shares of common stock, will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note and the Warrant were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Senior Secured Convertible Promissory Note, dated February 6, 2023, issued by PaxMedica, Inc. to Lind Global Fund II LP.*

4.2	Warrant, dated February 6, 2023, issued by PaxMedica, Inc. to Lind Global Fund II LP.*

10.1	Securities Purchase Agreement between PaxMedica, Inc. and Lind Global Fund II LP, dated February 2, 2023.*

10.2	Security Agreement between PaxMedica, Inc. and Lind Global Fund II LP, dated February 6, 2023.

104	Cover Page Interactive Data File (embedded within the XBRL document).

Notes:

 * Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Stephen D. Sheldon
Name:	Stephen D. Sheldon
Title:	Chief Financial Officer

Date: February 7, 2023